CITICORP AND SUBSIDIARIES
CALCULATION OF RATIO OF INCOME TO FIXED CHARGES
INCLUDING PREFERRED STOCK DIVIDENDS
(In Millions)

                                                                                           SIX MONTHS ENDED
                                                    YEAR ENDED DECEMBER 31,                     JUNE 30,
                                          ------------------------------------------      -----------------
EXCLUDING INTEREST ON DEPOSITS:            1997    1996    1995    1994        1993        1998       1997
                                          ------  ------  ------  ------      ------      ------     ------
FIXED CHARGES:
     INTEREST EXPENSE (OTHER THAN
        INTEREST ON DEPOSITS)              3,468   3,435   4,110   5,906       6,324       1,722      1,681
     INTEREST FACTOR IN RENT EXPENSE         159     150     140     143         147          83         78
     DIVIDENDS--PREFERRED STOCK              223     261     553     505 (A)     465          93        114
                                          ------  ------  ------  ------      ------      ------      -----

        TOTAL FIXED CHARGES                3,850   3,846   4,803   6,554       6,936       1,898      1,873
                                          ------  ------  ------  ------      ------      ------      -----

INCOME:
     NET INCOME                            3,591   3,788   3,464   3,422 (B)   1,919 (C)   2,162      2,019
     INCOME TAXES                          2,131   2,285   2,121   1,189         941       1,297      1,211
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                   3,627   3,585   4,250   6,049       6,471       1,805      1,759
                                          ------  ------  ------  ------      ------      ------      -----

        TOTAL INCOME                       9,349   9,658   9,835  10,660       9,331       5,264      4,989
                                          ======  ======  ======  ======      ======      ======      =====

RATIO OF INCOME TO FIXED CHARGES
     EXCLUDING INTEREST ON DEPOSITS         2.43    2.51    2.05    1.63        1.35        2.77       2.66
                                          ======  ======  ======  ======      ======      ======      =====

INCLUDING INTEREST ON DEPOSITS:

FIXED CHARGES:
     INTEREST EXPENSE                     13,081  12,409  13,012  14,902      16,121       7,127      6,331
     INTEREST FACTOR IN RENT EXPENSE         159     150     140     143         147          83         78
     DIVIDENDS--PREFERRED STOCK              223     261     553     505 (A)     465          93        114
                                          ------  ------  ------  ------      ------      ------      -----

        TOTAL FIXED CHARGES               13,463  12,820  13,705  15,550      16,733       7,303      6,523
                                          ------  ------  ------  ------      ------      ------      -----

INCOME:
     NET INCOME                            3,591   3,788   3,464   3,422 (B)   1,919 (C)   2,162      2,019
     INCOME TAXES                          2,131   2,285   2,121   1,189         941       1,297      1,211
     FIXED CHARGES (EXCLUDING PREFERRED
        STOCK DIVIDENDS)                  13,240  12,559  13,152  15,045      16,268       7,210      6,409
                                          ------  ------   -----   -----      ------      ------      -----

        TOTAL INCOME                      18,962  18,632  18,737  19,656      19,128      10,669      9,639
                                          ======  ======  ======  ======      ======      ======      =====

RATIO OF INCOME TO FIXED CHARGES
     INCLUDING INTEREST ON DEPOSITS         1.41    1.45    1.37    1.26        1.14        1.46       1.48
                                          ======  ======  ======  ======      ======      ======      =====

(A)       CALCULATED ON A BASIS OF AN ASSUMED TAX RATE OF 29% FOR 1994.

(B) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1994 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 112, "EMPLOYERS' ACCOUNTING FOR POSTEMPLOYMENT BENEFITS", OF $(56) MILLION.

(C) NET INCOME FOR THE YEAR ENDED DECEMBER 31, 1993 EXCLUDES THE CUMULATIVE EFFECT OF ADOPTING STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 109, "ACCOUNTING FOR INCOME TAXES", OF $300 MILLION.